Exhibit 99.2

EEW | Investor Presentation (October 2024)

Thomas Hennessy - CEO of CDAQ

Slide 4

We are pleased to be here with you today to discuss the proposed business combination of Compass Digital Acquisition Corp (or “CDAQ”) and EEW Renewables (or “EEW”). I’m Tom Hennessy, and I serve as the CEO of CDAQ and I’m joined by my partner and CFO, Nick Geeza. From the EEW side, we are joined by Svante Kumlin, the founder and CEO of EEW, and Kaveh Ertefai, the CFO.

We have an exciting and comprehensive agenda today. Thank you for joining us to learn more about EEW.

Slide 5

Before I turn it over to the EEW team, I’d like to take a few minutes to share some thoughts on our renewable energy thesis.

EEW is operating in highly supportive regulatory environments in Europe and Australia. Unlike the US, European solar is not challenged by tariffs. In EEW’s core markets of UK, Sweeden, Italy, Spain and Australia, energy demand is high and therefore energy prices are high.

We have spent a considerable amount of time studying renewables because we believe the adoption of renewable energy is imperative to reduce energy prices and meet growing energy demand. Solar is the most cost-competitive new energy source (as you can see on the top left chart), and has been the largest new energy source over the past decade.

These macro trends support EEW’s current markets and areas of focus on utility scale solar. As you can see on the top right chart, estimates from the International Energy Agency (or “IEA”) suggest utility scale solar will triple by 2030.

As you can see on the bottom right chart, Battery Energy Storage Systems (or “BESS”) are expected to quadruple by 2030, as co-located solar and BESS projects become increasingly prevalent to provide capacity, grid support and energy independence.

And finally, as shown on the bottom left chart, the IEA estimates hydrogen will need to grow by nearly 6x by 2050 to support industrial decarbonization targets.

Slide 6

Next, I’d like to share some highlights on EEW.

Founded in 2008, EEW is an established utility-scale renewable energy project developer, across Europe and Australia with a 12 year track record of developing approximately 1.5 GW of projects.

EEW has a differentiated, fully-integrated solar, BESS, and hydrogen platform supported by its network of operators with localized insight.

EEW also has an established and growing global presence in several key geographies across Europe and Australia, characterized by their high yielding, unsubsidized renewable energy markets.

Additionally, EEW has the pipeline and expertise to opportunistically evolve into an Independent Power Producer or IPP, thereby controlling the entire project life cycle to secure recurring revenue.

EEW has been efficiently executing this multi-pronged strategy. The company achieved profitability in 2014 and achieved net income margins of 52% last year.

Finally, the company also has a compelling growth plan supported by a robust project pipeline, with up to 8 times pipeline coverage of 2024 revenue projections.

Altogether, EEW is a proven developer, with global experience and local insight.

Slide 7

Regarding the transaction and closing timeline.

● We are targeting to close the transaction in Q1 2025 and post-closing, EEW will be listed on Nasdaq under the ticker EEW.

On Valuation…

● The transaction implies a pro forma enterprise value of $386 million. EEW is a founder-led business, and Svante, the founder, and the other shareholders will roll 100% of their equity.

On Capital Structure…

Post-closing the business combination, we expect EEW to be well capitalized to fund the future growth opportunities that Svante and Kaveh will walk through shortly.

With that, I’m very pleased to introduce Svante.

Svante – CEO & Founder of EEW

Slide 9

Thanks Tom for your introduction to EEW.

I am the CEO and Founder of EEW. I am an experienced entrepreneur with over 20+ years of experience in the clean technology space. I am joined today by Kaveh the CFO of EEW.

We founded EEW over 12 years ago, and we’ve been at the forefront of the solar industry since its early days.

EEW operates globally with a presence in Australia, Sweden UK, Spain and Italy. This enables us to spread risk and maximize opportunities, ensuring we’re not reliant on any single market.

To date, we’ve developed 24 projects totaling over 1.5 GW of renewable energy projects – cumulatively generating approximately $100 million in revenues.

Looking ahead, we have a pipeline of 9 GW in renewable projects across solar , “BESS” and green H2 and NH3,. We aim to convert these projects into revenue in the coming years whilst continuing to develop and grow our pipeline.

Slide 10

The reason why we came into this industry was that we believed that renewable energy was the solution for where the world was going and there must be a sustainable solution for energy. We understood it would not happen overnight but when it happens it’s a license to print money.

So since 2008, we have been witnessing its evolution from a subsidy- dependent niche to the largest new energy industry and soon to become the biggest source of energy, competing on market terms with any energy source without any subsidies.

Our journey has proven our resilience to regulatory and market changes.

We’ve succeeded across multiple markets, delivering projects and building a global organization.

We pride ourselves on being pioneers, and going public is the next milestone we will achieve.

Kaveh – CFO of EEW

Slide 11

Eco Energy World’s core business model is centered around developing utility-scale renewable energy projects with Solar PV, BESS and most recently Green Hydrogen technologies. We focus on creating large- scale solutions that contribute significantly to the global transition to clean energy.

Historically our business model has been focused on project exits at Advanced or Ready-to-Build Stages.

In the medium term, our strategy is to not only develop these projects but also to strategically evolve our operations to manage and operate as an independent power producer allowing the company to maximise and capture long-term value.

Slide 12

EEW has a proven track record in developing and monetizing large-scale solar PV projects. To date, we’ve successfully developed and monetized over 1.5 GW of solar PV projects across four countries including the UK, Australia, Spain and Sweden.

Our ability to deliver these projects to blue-chip counterparties highlights the strength of our approach. We’ve worked with oil majors, investment funds, utilities and independent power producers, establishing long-term relationships with some of the most respected names in the energy industry.

This proven track record demonstrates our expertise in project development, operational execution, and strategic partnerships. With this solid foundation, EEW continues to lead in the global transition to clean energy.

Slide 13

At EEW, we’re proud of the depth and breadth of experience that our executive team and prospective board bring to the company.

Both Svante and I are entrepreneurs and have been dedicated to the renewable energy industry for over the past 16 years, with a wealth of experience in development, management, and scaling projects across the globe. We have built a strong, multidisciplinary management team that covers every facet of renewable energy development - from project execution to finance and operations.

We are also excited to have a highly skilled prospective board, led by Roger Parry, who brings extensive leadership experience, sitting on the board of several high-profile companies including Uber & YouGov. Additionally, we are privileged to have Vera Spiradopoulou joining our board who has held senior positions at Deutsche Bank, Morgan Stanley and other major institutions, adding significant financial expertise to our leadership.

This combination of experienced leadership and board oversight - positions EEW for continued growth, innovation, and success as we expand our role in the global renewable energy sector.

Svante

Slide 14

Here is an overview of how Solar & Bess works

EEW is a technology-agnostic company and we engineer projects to be bankable and for long term, secure operations.

In solar, we use PV technology

In BESS, we use lithium-ion battery technology

Our projects are dependent on hitting high IRR targets, so we engineer them for optimized production to the most efficient capex.

Slide 15

Today EEW is primarily focused on developing solar and BESS projects from greenfield to ready-to-build. This project lifecycle usually takes up to 3 years.

The development cycle is:

First: Site selection, where we identify land with proximity to grid access.

Next: Feasibility studies are conducted, including environmental impact assessments, grid connection analysis and permitting requirements.

After this: Land and grid agreements are secured.

Following that: We conduct engineering design, permits and development approvals are obtained and at some point, around 3 years after inception, the project reaches ready-to-build status.

As EEW evolves into an IPP we will leverage

(1) our 16+ years of experience in renewables development,

(2) our localized expertise across our current market and

(3) our proprietary pipeline of RTB projects, to transition into IPP operations.

As an IPP we will have stable recurrent revenues and enjoy a value uplift on constructed projects which will grow the valuation of EEW and create shareholders value.

Slide 16

Our “Hub & Spoke” organizational model allows us to centralize key management functions such as finance, legal, HR, admin and engineering, while ensuring local teams on the ground receive the necessary support to drive project success in areas like land acquisition, local planning, and grid connection.

Local consultants in the regions we operate, provide essential assistance throughout the development process – where strong relationships matter, and local knowledge is key - this has proven to be the most competent and cost-efficient model.

Slide 17

The existing EEW business model is structured to Develop and Sell projects.

Operating as a developer provides the highest return in the value chain– typically up to 80%.

Compared with other models:

Acquire projects then Construct and sell would typically yield approximately 20% margins or

An IPP provides an on-going, stable and secure IRR of around 10%

Slide 18

EEW moved into to Green H2/NH3 in 2021, which was a natural step for us considering the evolution of the energy transition. There is a need for other sustainable energy forms for special industrial decarbonization processes, power generation and e-fuels used for transportation.

We believe H2 is the answer for that.

Slide 19

Key for developing H2 projects, is to have cheap renewable Energy since energy costs account for 70% of hydrogen production.

As leading developer and having renewable energy projects on our books, we are well positioned to pivot into Hydrogen.

The EEW H2 development model is based on generating power only by solar and to 100% control these solar power assets. We have, through this, the best speed to operations and best certainty of long-term operational cost since 70% is power.

The development cycle for H2 is far more advanced and extensive than renewable energy projects, compared with solar & Bess.

Also, securing preliminary offtake is imperative for any H2 project.

Slide 20

We currently have two H2 projects in development. A 1 GW project in Morocco - H2 production - for export to Europe and a 750 MW H2 project converted to Green Ammonia, in Australia for export to Asia.

Both projects are planned to be operational by 2028 and are being undertaken through a joint venture with EEW H2.

These projects will generate revenue from long-term offtake agreements, plus potential carbon and tax credits with a projected IRR target of at least 15%.

Slide 21

Now moving to a market overview

Slide 22

Our addressable market is huge and growing exponentially.

EEW is operating within an investment sweet spot with $ Trillions required in the short and medium term to achieve global energy transition targets, which have been set by governments worldwide

Our TAM across all our three sectors of focus is almost $700B

Slide 23

Over the past 10+ years, the demand for solar has been surging and production costs steadily decreasing, we’ve seen the cost of solar decrease to just 10% of what they were a decade ago. As Tom highlighted upfront, the levelized cost of solar is now the lowest, together with wind, of any conventional energy source.

We are seeing a similar growing demand and decreasing costs for BESS, and the same trend applies to Green Hydrogen and Ammonia,

Growth rate is currently 22% for solar, 26% for Bess, 36% for H2 and a staggering 116% for NH3.

So, in Summary, this is a really good market to be in when you want to grow…...

Kaveh

Slide 24

Here we compare developer and IPP economics on a 100 MW European Solar Project

The developer model, which focus on Develop and sell before construction (at RTB) yields a return on invested capital of not less than 100% per year based on a total margin of 75%. Projects take approximately 3 years to develop and sell.

The IPP strategy focuses on long-term value creation through the operation of the project which is a long term strategy where projects are constructed, owned and operated to generate recurring revenue from electricity sales, providing an IRR of 14% (leveraged)

The difference between the modules are that the Developer profile has a lumpy cash flow stream but high returns, and the IPP model provides a more predictable cash flow but lower returns.

Slide 25

This example illustrates the value creation of a 100 MW European Solar Project: from development through to IPP operations.

Once this 100 MV solar project commences operations, it will generate an EBiTDA of US$ 7 Million.

Public market valuations of renewable Energy companies are often valued by a multiple x EBITDA., currently this is between 10 to 20 X.

At the lower multiple, an operating project will attract a valuation of US $ 70 Million.

Based on a 21M equity investment and conservatively assuming the rest of the investment is financed, there will be additional value creation of US$ 49 Mil or an uplift of 233% on the equity invested.

Slide 27

EEW’s pipeline showcases our robust portfolio and commitment to meeting diverse energy needs.

We currently have:

●	3.2 GW of Solar PV

●	4.1 GWh of BESS

●	1.75 GWh of Green Hydrogen and Ammonia (H2 & NH3)

Our pipeline is strategically & geographically diverse, which provides a valuable cushion against supply and demand fluctuations, ensuring stability and reliability in our operations.

We classify our projects into three distinct stages: Early, Mid and Advanced Stage. On average, the development cycle from Early stage to Advanced is around 3 to 4 years.

Our advanced stage projects, which account for nearly 2 GW, are typically nearing completion and are ready to be marketed for sale.

This substantial pipeline allows us to efficiently capitalize on our projects and continue expanding our renewable energy footprint.

Slide 28

EEW’s advanced and mid-stage pipeline, totaling nearly 4 GW, provides exceptional earnings visibility for upcoming years. This pipeline represents up to 8 times the coverage of our topline projections for fiscal year 2024.

Our advanced projects, which form a significant portion of this pipeline, typically convert at a rate of 90%. This high conversion rate further enhances our confidence in achieving and potentially exceeding our revenue targets.

With such robust pipeline coverage and a strong track record of project conversion, we are well-positioned to drive substantial revenue growth and deliver on our strategic objectives.

Slide 29

Let’s dive into our Advanced Stage Portfolio Overview. For fiscal year 2024, we estimate sales of over 500 MW, which equates to approximately 26% of our total advanced stage pipeline.

Our advanced stage projects are strategically diversified across our core markets, including the UK, Italy, Sweden, and Australia. The portfolio includes a mix of co-located and independent solar PV and BESS projects.

This blend of project types and locations enhances our strategic positioning and maximizes our potential for near-term profitability.

Nick – CFO of CDAQ

Slide 30

Thank you, Kaveh.

Slide 31

Starting on slide 31, we believe the combination of Development Companies, US listed Independent Power Providers or IPPs, and European listed IPPs best capture EEW’s current model and future IPP opportunity.

The DevCos have more growth than their IPP counterparts due to their nimbler project-based business models and renewable energy tailwinds. EEW similarly benefits from these growth drivers.

Additionally, EEW has historically achieved higher margins than the median of this comp set due to its focus on, pre-Ready-To-Build (or “RTB”) stages of project development and its experienced management team. With net income margins of approximately 52% in FY 2023, EEW has outperformed all its comps here due to its asset-light business model and the aforementioned operating efficiencies.

Slide 32

We show valuation benchmarking here based on Enterprise Value to Estimated 2024 EBITDA.

The DevCos trade at a slightly higher median EV/EBITDA multiple, due to their higher growth potential. US. listed IPPs trade at a slight premium to EU listed IPPs driven by Enlight and Altus, both recent IPOs or DeSPACs.

The median 2024 EV/EBITDA multiple across all three comp sets is approximately 16.8x. We believe that we’ve priced EEW at an attractive discount to these medians. Over time, as EEW executes in the public markets, we expect EEW to trade up in line or above its comps given its compelling growth prospects and margin profile.

Slide 33

Now on to our transaction summary. On the Sources side, the transaction will be funded with a combination of rollover equity from existing EEW shareholders and gross proceeds of $25M. We expect these cash proceeds to come from a combination of proceeds from CDAQ’s Trust, a PIPE and potential Convert.

On the Uses side, we expect $15M of cash will go directly to EEW’s balance sheet, and we are estimating $10M for transaction fees and expenses in addition to the $300M of equity rolled over. The resulting pro forma Enterprise Value inclusive of approximately $9 million of existing net debt on the balance sheet is $386 million.

To wrap things up, we at Compass Digital Acquisition Corp are thrilled to enter into a business combination with EEW Renewables. We are impressed by EEW’s differentiated experience and platform, strong financial profile, large addressable market and future growth prospects.